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                                                                   EXHIBIT 23-c

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Joint Proxy Statement of Kansas City Power & Light Company and UtiliCorp United Inc. and Prospectus (S-4) of Kansas City Power & Light Company of our report dated November 10, 1995, included in UtiliCorp United Inc.'s Form 8-K/A dated November 14, 1995, as amended on April 1, 1996, and to all references to our Firm included in this Joint Proxy Statement/Prospectus.


/s/ARTHUR ANDERSEN

Melbourne, Australia,
June 7, 1996